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                                   RAYONIER
                         PROXY/VOTING INSTRUCTION CARD

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RAYONIER INC.
                    FOR THE ANNUAL MEETING ON MAY 17, 1996

        By signing this card, I(we) hereby authorize RONALD M. GROSS, ROGER H. WATTS and JOHN B. CANNING, or any of them, each with full power to appoint his substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders of Rayonier to be held at the Sheraton Stamford, One First Stamford Place, Stamford, Connecticut on Friday, May 17, 1996 at 9:00 A.M., or at any adjournment thereof, the number of shares which I(we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. BY SIGNING THIS CARD, I(WE) INSTRUCT THE PROXIES TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE I(WE) DO NOT SPECIFY A CHOICE.

        FOR PARTICIPANTS IN THE RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES, THE RAYONIER SAVINGS PLAN FOR NON-BARGAINING HOURLY EMPLOYEES AT CERTAIN LOCATIONS, AND THE RAYONIER JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES: As to those Common Shares of Rayonier, if any, that are held for me in any aforementioned Plan, by signing this card, I instruct the Trustee of such Plan to sign a proxy for me in substantially the form set forth on the reverse side. THE TRUSTEE SHALL MARK THE PROXY AS I SPECIFY. BY SIGNING THIS CARD, I INSTRUCT THE TRUSTEE TO MARK THE PROXY AS THE BOARD OF DIRECTORS RECOMMENDS WHERE I DO NOT SPECIFY A CHOICE.

(Continued and to be dated and signed on the reverse side)


                                                       RAYONIER INC.
                                                       P.O. BOX 11027
                                                       NEW YORK, N.Y. 10203-0027
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                                [LOGO] RAYONIER
                                       70 Years of Growth



                            DETACH PROXY CARD HERE
              [DOWNN ARROW]                        [DOWNN ARROW]
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[_]

1. Election of Directors

                FOR all nominees [X]
                listed below

                        WITHHOLD AUTHORITY to vote [X]
                        for all nominees listed below

                                *EXCEPTIONS [X]

The Board of Directors recommends a vote "FOR" the nominees listed below:
Nominees: William J. Alley, Paul G. Kirk, Jr., Gordon I. Ulmer
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
            ____________________________________________________________________


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                                                       Change of Address and
                                                       or Comments Mark Here [X]


                                                  Please sign name exactly as it
                                                  appears on this card. Joint
                                                  owners should each sign.
                                                  Attorneys, trustees,
                                                  executors, administrators,
                                                  conservators, custodians,
                                                  guardians or corporate
                                                  officers should give full
                                                  title.

                                                  DATE:
                                                        ________________________

                                                  SIGNATURE:
                                                             ___________________

                                                  SIGNATURE:
                                                             ___________________


                                                       VOTES MUST BE INDICATED
                                                       (x) IN BLACK OR BLUE INK.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.